Exhibit (6)(c)

                BANK AND BANK AFFILIATED BROKER-DEALER AGREEMENT
                             (FULLY DISCLOSED BASIS)



                                            Dated as of:
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To:
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     (Exact legal name of bank or bank affiliate)

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     (Address)

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     (Attn)


        We have been appointed to serve as an agent and a principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the purpose of selling and distributing shares (the "Shares") of each of the portfolio series, as specified from time to time, of certain investment companies, including, but not limited to, the MetLife-State Street trusts, the State Street trusts and MetLife Portfolios, Inc. Hereinafter the specified portfolio series shall be denoted individually as "Fund" and collectively as "Funds," and the investment companies shall be denoted individually as "Investment Company" and collectively as "Investment Companies" solely for purposes of this agreement. We are hereby inviting you, subject to the terms and conditions set forth below, to make available to your customers Shares of the Funds.

        1.     Acceptance of Orders.

               (a) The customers in question are for all purposes your customers and not our customers. We shall execute transactions for each of your customers only upon your


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authorization, it being understood in all cases that (i) you are acting as the agent for the customer; (ii) the transactions are subject to the federal and state securities laws without recourse against you by the customer; (iii) as between you and the customer, the customer will have beneficial ownership of the securities; (iv) each transaction is initiated solely upon the order of the customer; (v) each transaction is for the account of the customer and not for your account; and (vi) you shall not have any authority in any transactions to act as our agent or agent of the Funds.

               (b) Orders received from you will be accepted by us and the Investment Companies only at the public offering price applicable to each order. The public offering price shall be the net asset value per Share plus any sales charge payable upon the purchase of Shares of such Fund or class thereof as specified in the then current prospectus applicable to such Shares, as amended and in effect from time to time (the "Prospectus"). The public offering price may reflect scheduled variations in, or the elimination of the sales charge on sales of the Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus and related Statement of Additional Information. You agree that you will apply any scheduled variation in, or elimination of, the sales charge uniformly to all offerees in the class specified in the Prospectus. Upon acceptance of an order we shall confirm the order directly to the customer on a fully disclosed basis in writing and a copy of each confirmation shall be sent simultaneously to you. The procedures relating to the handling of orders shall be subject to instructions which we shall provide from time to time to you. We and the Investment Companies reserve the right to reject any purchase request in our sole discretion.

        2. Agency Commission. Any compensation received by you with respect to the sale of shares of a Fund shall be deemed to be charged by you to your customer as an agency commission. The schedule of sales charges, commissions and dealer concessions described in the applicable Prospectus and related Statement of Additional Information shall apply and the amount of the agency commission shall equal the applicable amount payable as compensation to a dealer in connection with the sale of shares of a Fund. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose unless authorized by the Prospectus or in writing. You agree that you will apply any scheduled variation, or elimination of, the sales charge uniformly to all offerees in the class specified in the

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Prospectus. All compensation amounts are subject to change without notice by us.

        3.     Rule 12b-1 Plans.

               (a) As consideration for your providing services in our promotion of the sale of Shares of certain Funds or classes thereof which have a sales charge and which have adopted Distribution Plans pursuant to Rule 12b-1 under the 1940 Act, and for providing personal services to, and/or the maintenance of the accounts of, your customers who invest in and own such Shares of such Funds or classes thereof, we shall pay you such fee as is described in the applicable Prospectus and otherwise established by us from time to time, on Shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record. The fees payable hereunder shall be computed and accrued daily and for each month shall be based on the average daily net asset value of the relevant Shares which remain outstanding during such month. No such fee will be paid to you with respect to Shares redeemed or repurchased by such Fund within seven business days after the date of our confirmation of such purchase. No such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Shares will be less than $1.00.

               (b) The provisions of this Paragraph 3 may be terminated with respect to any Fund or class thereof in accordance with the provisions of Rule 12b-1 under the 1940 Act or the rules of the National Association of Securities Dealers, Inc. (the "NASD") and thereafter no such fee will be paid to you.

               (c) Consistent with NASD policies as amended or interpreted from time to time (i) you waive payment of amounts due from us which are funded by fees we receive under such Distribution Plans until we are in receipt of the fees on the relevant shares of a Fund, and (ii) our liability for amounts payable to you is limited solely to the proceeds of the fees receivable to us on the relevant shares.

        4. Redemption and Repurchase of Shares. If any Shares with a sales charge are sold through you hereunder and are redeemed by such Fund or repurchased by us as agent for such Fund within seven business days after confirmation of the original purchase, it is agreed that you shall forfeit your right to the entire agency commission and any other related

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commission received by you on such Shares. We will notify you of any such repurchase or redemption within ten business days from the date thereof and you shall forthwith refund to us the entire agency commission and other commission, if any, received by you on such sale. We agree, in the event of any such repurchase or redemption, to refund to such Fund our share of the sales charge retained by us, if any, and upon receipt from you of the refund of the agency commission allowed to you, to pay such refund forthwith to such Fund.

        If you purchase Shares from any customer in connection with repurchase arrangements offered by an Investment Company, you agree to pay such customer not less than the applicable repurchase price as established by the Prospectus. If you act as agent for your customer in selling Shares to a Fund, you agree not to charge your customer more than a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

        5.     Payment for Shares.

               (a) Payment for Shares sold through you shall be made on or before the settlement date specified in the applicable confirmation, at the office of our clearing agent, and by check payable to the order of such Fund or, if applicable, by Federal Funds wire for credit to such Fund in accordance with the procedures and conditions described in the Prospectus. Each Fund reserves the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an Open Account in your name. If such payment or instructions are not timely received by us, we may hold you responsible for any expense or loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make payment as aforesaid.

               (b) You will also act as agent in all purchases by a shareholder for whom, on the records of the Fund or its Shareholders' Servicing and Transfer Agent as defined in the Prospectus, you are the designated dealer of record of Shares where payments are sent directly by such shareholders to the

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Agent, and you authorize and appoint the Agent to execute and confirm such purchases to such shareholder on your behalf.

        6.     Manner of Offering.

               (a) No person is authorized to make any representations concerning Shares except those contained in the then current applicable Prospectuses and in sales literature and other materials issued by us supplemental to such Prospectuses. Shares of Funds shall only be offered by means of the then current applicable Prospectus and you shall be obligated to deliver such Prospectus to your customers in accordance with all applicable federal and state securities laws. All offerings of Shares by you shall be subject to the conditions set forth in the applicable Prospectus (including the condition relating to minimum purchases) and to the terms and conditions herein set forth. We will furnish additional copies of the Prospectuses and such sales literature and other material issued by us in reasonable quantities upon request. You will provide all customers with the applicable Prospectus prior to or at the time such customer purchases Shares and will forward promptly to us any customer request for a copy of the applicable Statement of Additional Information. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

               (b) You agree to conform to any compliance or offering standards that we may establish from time to time, including without limitation standards as to when classes of Shares may appropriately be sold to particular investors.

               (c) We recognize that you may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federal or state chartered or supervised banks and affiliated organizations. BECAUSE ONLY YOU WILL HAVE A DIRECT RELATIONSHIP WITH YOUR CUSTOMER, YOU COVENANT AND AGREE TO COMPLY WITH ALL LAWS AND REGULATIONS INCLUDING THOSE OF THE REGULATORY AUTHORITIES DIRECTLY APPLICABLE TO YOU AND ANY OTHER FEDERAL OR STATE REGULATORY BODY HAVING JURISDICTION OVER YOU OR YOUR CUSTOMERS TO THE EXTENT APPLICABLE TO SECURITIES PURCHASES HEREUNDER FOR THE ACCOUNT OF YOUR CUSTOMER.
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               (d) We and the Investment Companies shall have the right to accept or reject orders for the purchase of Shares of any Fund or class thereof. It is understood that for the purposes hereof no Share shall be considered to have been sold by you and no compensation will be payable to you with respect to any order for Shares which is rejected by us or an Investment Company. Any consideration which you may receive in connection with a rejected purchase order is to be returned promptly by you. Confirmations of all accepted purchase orders will be transmitted by the applicable Investment Company or us to investors, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Fund or class of Shares thereof.

        7.     Your Status.

        Nothing herein shall make you a partner with us or render our relationship an association. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents and for injury to such employees or agents or to others through such employees or agents. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

        8.     No Liability.

        As distributor of the Shares, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of such Shares. We shall not be under any liability to you, except for lack of good faith and for obligations expressly assumed by us in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve any of us from any liability imposed by the Securities Act of 1933, as amended.

        9.     Term of Contract; Amendments; Termination.

        This Agreement shall become effective on the date hereof. We and each Fund reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time, to change the sales charges, commissions, concessions and other fees described in the applicable Prospectus or to suspend sales or withdraw the offering of Shares of a Fund or class of Shares thereof entirely. You agree that any order to purchase Shares placed by you after notice of any amendment to this Agreement has

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been sent to you shall constitute your agreement to such amendment.

        10.    Miscellaneous.

        This Agreement supersedes any and all prior agreements between us. References to a Selected Dealer Agreement, dealer agreement or sales agreement contained in a Prospectus, new account Application, Statement of Additional Information or related documents with respect to Shares shall be deemed to include this Agreement and references to dealer(s) or securities dealer(s) shall be deemed to include you. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telefacsmiled to you at the address specified by you above. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the Commonwealth of Massachusetts.

        11.    Bank or Bank Affiliate.

               Check applicable box:

        [ ] (a) You represent and warrant that you are a member of the NASD or in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You and we agree to abide by the Rules and Regulations of the NASD including Rule 26 of its Rules of Fair Practice, and all applicable federal, state, and foreign laws, rules and regulations.

        [ ] (b) [Note: This box relates to "banks." Before checking this box, please be aware that certain financial institutions such as savings and loan associations and credit unions are not deemed to be a "bank" under the Exchange Act of 1934, as amended (the "Exchange Act") and may need to register as a broker/dealer with the Securities and Exchange Commission.] You represent and warrant to us that (i) you are a "bank" as such term is defined in Section 3(a)(6) of the Exchange Act; (ii) you are a duly organized and validly existing "bank" in good standing under the laws of the jurisdiction in which you are organized; (iii) all authorization (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and (iv) this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms. You agree to give written notice to us promptly in the event that you cease to be a "bank" as such term is defined in
Section 3(a)(6) of the Exchange Act. Upon such

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written notice, this Agreement shall automatically terminate. You also agree to abide by all of the Rules of Fair Practice of the NASD applicable to the sale of investment company shares to your customers.


        The following provision, as marked, applies to this Agreement.

        [ ] This document constitutes an amendment to and restatement of the Agreement currently in effect between you and us.

        [ ] Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: State Street Research Investment Services, Inc., One Financial Center, Boston, Massachusetts 02111,
Attention: President. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us.


                                       State Street Research
                                       Investment Services, Inc.
                                       (Distributor)



                                       By:
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We have checked box 11(a) or 11(b) above and accept this Agreement:


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(Exact legal name of bank or bank affiliate)



By:
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Contract/bank2
(new)

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